LIONBRIDGE REPORTS HIGHEST QUARTERLY PROFIT IN ITS HISTORY; POSTS Q2 REVENUE OF $104.9 MILLION
AND RECORD GAAP EARNINGS OF $4.6 MILLION, GAAP EPS OF $0.08 AND NON-GAAP EPS OF $0.13

Year-on-Year Revenue and Profit Expansion Reflects Strong Sales Execution and Positive Earnings
Conversion

WALTHAM, Mass. – August 04, 2010 - Lionbridge Technologies, Inc. (Nasdaq: LIOX), today announced revenue and earnings for the second quarter ended June 30, 2010.

Financial highlights for the second quarter include:

•	Revenue of $104.9 million, an increase of 7% compared to the second quarter of 2009.

•	For the six months ended June 30, 2010, the Company reported revenue of $205.7 million, an increase of 10% compared to revenue in the first half of 2009.

•	GAAP net income of $4.6 million or $0.08 per share based on 59.9 million weighted average fully diluted common shares outstanding, marking the highest quarterly net income in the Company’s history. This compares with a net loss of $248,000 or $(0.00) per share for the quarter ended June 30, 2009.

•	For the six months ended June 30, 2010 the Company reported GAAP net income of $5.0 million or $0.09 per share, an increase of $10.4 million or $0.18 per share from the same period of 2009.

•	Non-GAAP adjusted earnings of $7.5 million or $0.13 per share, an increase of $3.8 million or $0.06 per share from the second quarter of 2009. For the six months ended June 30, 2010, non-GAAP adjusted earnings were $11.3 million, an increase of $9.2 million or $0.15 per share from the same period of 2009. The Company defines non-GAAP adjusted earnings as net income excluding merger, restructuring and related costs, stock-based compensation, and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of these measures to the comparable GAAP measure.

•	Positive cash flow from operations of $8.6 million.

•	An ending cash balance of $28.9 million or $0.48 per share.

During the quarter, the Company secured several significant new customer engagements, including a world leader in mobile media and computing devices, a market leading automobile manufacturer and a global wireless company.

“Our strong revenue growth and record earnings reflect positive momentum across our business,” said Rory Cowan, CEO of Lionbridge. “As revenue increases, we are growing margins and expanding profits. Most importantly, we had yet another quarter of strong incremental revenue to profit conversion. Customer demand remains firm. Our new SaaS offering, Translation Workspace, is gaining momentum. Our ongoing cost management is paying off. And we continue to generate strong cash flow. With these positive trends we expect a solid second half of 2010 and continued expansion in 2011.”
Lionbridge also offered an outlook for Q3 of 2010 with revenue of $98-$102 million, reflecting traditional Q3 seasonality.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-857-9821 and international callers can dial 210-234-0023. The pass code for the call is Lionbridge. The conference call will also be available live via the Internet by accessing www.lionbridge.com/webcast/Q22010

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings and adjusted earnings per share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. “Adjusted earnings” and “Adjusted Earnings Per Share (EPS)” are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted earnings and adjusted earnings per share are net income and net income per share and has provided a reconciliation of adjusted earnings and adjusted earnings per share to net income (loss) at the end of this release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of translation, development and testing solutions. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to translation, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance, anticipated customer demand, profitability, and expected revenue and earnings growth of Lionbridge in the second half of 2010 and FY 2011. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the effect of the global economic conditions on the demand for Lionbridge’s services by customers and prospective customers; the effect of global economic conditions on the timing or scope of services procured by Lionbridge customers; given that a substantial portion of Lionbridge’s revenue is generated from a limited number of customers, the loss of or reduction in demand from one or more major client or customer would materially reduce revenue and cash flow and adversely affect Lionbridge’s business; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to realize the expected benefits of its technology initiatives and the timing of the realization of such benefits; market acceptance of and customer demand for the Company’s SaaS-based technology offerings; errors, interruptions or delays in SaaS-based technology or Web hosting; breaches of security measures;  risks associated with the financial aspects of the subscription model utilized in connection with the Translation Workspace; [the success of Lionbridge’s partnership with IBM; the cost, complexity, timing and speed of development and commercialization activities associated with real-time machine translation technology initiatives and customer and user acceptance of such technologies; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; continued uncertainty, volatility or deterioration in global economic conditions that could negatively affect demand for the Company’s services and its ability to get paid promptly for such services, including inability of customers to obtain credit to finance purchases of the Company’s services and/or customer insolvencies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations, restrictions on downsizing operations in Europe and other jurisdictions (i.e. regulatory or works council restrictions) and expenses and delays associated with any such activities; longer collection cycles in particular jurisdictions; risks associated with competition; costs associated with restructuring of certain operations in Europe and other locations, the timing of actions and any anticipated benefits and the ability to realize such benefits;  the duration and outcome of negotiations with works councils with respect to the timing of restructuring and the details of  proposed actions; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes to or elimination of the international tax holiday for companies doing business in India; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the failure of Lionbridge to keep pace with technological changes or changing customer needs; Lionbridge’s ability to further develop and deploy its translation technologies, including Translation Workspace and real-time translation software; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov).

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue...............................................................................	$104,872	$98,028	$205,652	$186,431
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below) .............................................................	69,643	65,703	138,588	126,876
Sales and marketing.............................................................	7,465	7,022	14,433	14,715
General and administrative......................................................	18,698	18,442	37,490	37,245
Research and development......................................................	952	1,096	1,710	2,281
Depreciation and amortization................................................	1,175	1,154	2,305	2,295
Amortization of acquisition-related intangible assets.....................	1,223	1,380	2,446	2,760
Merger, restructuring and other charges.......................................	666	1,645	1,855	2,638

Total operating expenses................................................	99,822	96,442	198,827	188,810

Income (loss) from operations......................................................	5,050	1,586	6,825	(2,379)
Interest expense:
Interest on outstanding debt ................................................	282	465	579	1,002
Amortization of deferred financing costs and discount on debt .......	44	45	88	89
Interest income .............................................................	8	20	33	79
Other (income) expense, net ......................................................	(731)	720	(457)	725

Income (loss) before income taxes.............................................	5,463	376	6,648	(4,116)
Provision for income taxes.........................................................	905	624	1,613	1,208

Net income (loss) .............................................................	$4,558	$(248)	$5,035	$(5,324)

Net income (loss) loss per share of common stock:
Basic	$0.08	$0.00	$0.09	$(0.10)
Diluted	$0.08	$0.00	$0.09	$(0.10)
Weighted average number of common shares outstanding:
Basic and diluted	56,619	56,011	56,495	55,935
Diluted	59,854	56,011	59,191	55,935

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents................................................	$28,852	$27,432
Accounts receivable, net of allowances of $500 at June 30, 2010 and December 31, 2009 ...............	55,043	55,501
Unbilled receivables.........................................................	19,180	17,246
Other current assets.........................................................	9,972	8,290

Total current assets...................................................	113,047	108,469
Property and equipment, net...................................................	15,003	12,681
Goodwill .....................................................................	9,675	9,675
Other intangible assets, net...................................................	12,034	14,480
Other assets.....................................................................	7,786	7,414

Total assets.............................................................	$157,545	$152,719

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable.............................................................	$18,158	$20,831
Accrued compensation and benefits....................................	18,827	16,524
Other accrued expenses and current liabilities............................	24,993	23,448
Deferred revenue.............................................................	9,908	11,484

Total current liabilities................................................	71,886	72,287
Long-term debt.............................................................	24,700	24,700
Deferred income taxes, long-term.......................................	643	643
Other long-term liabilities......................................................	13,977	14,060

Total stockholders’ equity ...................................................	46,339	41,029

Total liabilities and stockholders’ equity................	$157,545	$152,719

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EPS (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income (loss) .............................................................	$4,558	$(248)	$5,035	$(5,324)
Amortization of acquisition-related intangible assets...............	1,223	1,380	2,446	2,760
Stock-based compensation...................................................	1,099	960	1,994	2,083
Merger, restructuring and other charges..............................	666	1,645	1,855	2,638

Adjusted earnings......................................................	$7,546	$3,737	$11,330	$2,157

Fully diluted weighted average number of common shares outstanding	59,854	56,218	59,191	56,062
Adjusted EPS	$0.13	$0.07	$0.19	$0.04